EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statements No. 33-42457 and 33- 50332 of RegeneRx Biopharmaceuticals, Inc. on Forms S-8 of our report dated February 27, 2002, except for note 11 which is dated March 7, 2002 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


/s/ Resnick Fedder and Silverman

Bethesda, Maryland
March 29, 2002